Exhibit 99.1

News Release

Babcock & Wilcox Enterprises Announces Proposed Offering of $50 million of Series A Cumulative Perpetual Preferred Stock

Proceeds to be used for general corporate purposes, including clean energy growth initiatives, potential future acquisitions and reduction of net leverage

(AKRON, Ohio – May 3, 2021) – Babcock & Wilcox Enterprises, Inc. ("B&W" or the "Company") (NYSE: BW) announced the commencement of an underwritten registered public offering of shares of $50 million aggregate amount of its Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share with a liquidation preference of $25.00 per share (the “Preferred Stock”). B&W expects to grant the underwriters a 30-day option to purchase additional shares of the Preferred Stock in connection with the offering. The dividend rate and certain other terms of the Preferred Stock will be determined at the time of the pricing of the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

B&W intends to use the net proceeds of the offering for general corporate purposes, including clean energy growth initiatives, potential future acquisitions and reduction of net leverage.

B. Riley Securities, Inc. is serving as the lead book-running manager for the offering. D.A. Davidson & Co., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., National Securities Corporation and William Blair & Company are acting as joint book-running managers for the offering. Kingswood Capital Markets, division of Benchmark Investments, Inc. is acting as lead manager for the offering. Aegis Capital Corp., Boenning & Scattergood, Inc., Huntington Securities, Inc., Incapital LLC and Wedbush Securities Inc. are acting as co-managers for the offering.

The offering of these securities is being made pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (“SEC”) on April 22, 2021 and declared effective by the SEC on April 30, 2021. The offering will be made only by means of the prospectus supplement and the accompanying base prospectus dated April 30, 2021, as may be further supplemented by any free writing prospectus and/or pricing supplement that the Company may file with the SEC. Copies of the preliminary prospectus supplement and the accompanying base prospectus for the offering may be obtained on the SEC's website at www.sec.gov, or by contacting B. Riley Securities by telephone at (703) 312-9580, or by email at prospectuses@brileyfin.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the Company's public offering of preferred stock and intended use of net proceeds. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in the Company's periodic filings with the SEC, including, without limitation, the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021, under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (as applicable) and the prospectus supplement related to the offering of the Preferred Stock. These factors should be considered carefully, and the Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About Babcock & Wilcox Enterprises
Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises is a global leader in energy and environmental technologies and services for the power and industrial markets.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox Enterprises	Babcock & Wilcox Enterprises
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com